Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 19, 2010
Date of Report (Date of earliest event reported)

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201
(Address of Principal Executive Offices)

214-880-4870
(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On February 19, 2010, a majority of the stockholders of Freestone Resources, Inc. (the “Company”) approved a proposal to grant the Company’s Board of Directors authority to amend the Company’s articles of incorporation to increase the authorized common stock from one hundred (100) million to two hundred (200) million shares.  The approved proposal provides the Board of Directors with the authority, in its sole discretion and without further action by stockholders, to increase the authorized shares of common stock as so described at any time prior to the next Annual Meeting of Stockholders. The effective date of the Authorized Share Amendment was February 19, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Freestone Resources, Inc. Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

December 22, 2010	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer